UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2013 (February 19, 2013)

HealthStream, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	000-27701	62-1443555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 10th Avenue South, Suite 450, Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)

(615) 301- 3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K of HealthStream, Inc. (the “Company”), originally filed with the Securities and Exchange Commission on May 30, 2012 (the “Initial Filing”). The sole purpose for filing this Form 8-K/A is to disclose the Company’s determination with respect to the frequency of future advisory votes on executive compensation paid to the Company’s Named Executive Officers. No other changes have been made to the Initial Filing.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 30, 2012, the Company reported in its Initial Filing that a majority of the Company’s shareholders cast an advisory vote for an annual frequency for future advisory votes on the executive compensation paid to the Company’s Named Executive Officers.

Consistent with the shareholders’ advisory vote, the Company’s Board of Directors has determined that the Company will hold future shareholder advisory votes on the executive compensation paid to its Named Executive Officers on an annual basis until the next vote on the frequency of such vote is conducted or until the Board of Directors determines that a different frequency of such votes is in the best interests of the shareholders of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2013	HEALTHSTREAM, INC.

	By:	/s/ Gerard M. Hayden, Jr.
Chief Financial Officer